Exhibit 99.1

Belpointe OZ Provides Initial Assessment on Hurricane Milton Impact

GREENWICH, CONNECTICUT–October 14, 2024 Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ,” “we,” “us,” “our” or the “Company”), a publicly traded qualified opportunity fund, is pleased to report that Hurricane Milton inflicted no significant damage to our properties, Aster & Links, in Sarasota, Florida, and Viv, in St. Petersburg, Florida.

“We are grateful for this favorable outcome, and extend our thoughts to all of those affected by this storm,” said Brandon Lacoff, Belpointe OZ’s Chief Executive Officer. “While this report represents a preliminary assessment, and we will continue to work closely with our construction, development and property management teams to conduct thorough evaluations of our developments.”

Aster & Links Initial Assessment

There was a temporary disruption in power supply at Aster & Links, however, our generator effectively maintained critical life safety systems, and electric service was promptly restored. Preliminary assessments suggest minimal exterior damage, and the lobby of Aster remained dry, although a comprehensive evaluation is still in progress. “We believe the structural integrity and resilience of our Aster & Links development played a vital role in ensuring the safety and security of our residents and tenants during this extreme weather event,” said Brandon Lacoff.

Viv Initial Assessment

“In St. Petersburg, we are pleased to report that the construction crane at our Viv development withstood the severe conditions presented by Hurricane Milton,” Lacoff continued. “We attribute this success to the rigorous precautionary measures implemented by our team, which were crucial in safeguarding the site.”

“We recognize that Hurricane Milton has imposed substantial hardships on many members of our community,” said Lacoff “and our hearts go out to all of those directly impacted. Belpointe OZ remains steadfast in its commitment to supporting the broader community while prioritizing the safety and well-being of our projects, residents, and neighbors.

Our thoughts are with those who continue to recover.”

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed two registration statements (including a combined prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to an aggregate of $1,500,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or investors.belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing IR@belpointeoz.com. Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information, including information related to our initial assessment of and further disruption due to Hurricane Milton or other storm-related events. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor Relations and Media Contact:

Cody H. Laidlaw

Belpointe PREP, LLC

255 Glenville Road

Greenwich, Connecticut 06831

IR@belpointeoz.com

203-883-1944